Exhibit 23.2

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

200 Haddonfield Berlin Road, Suite 402
Gibbsboro, New Jersey 08026-1239
(856) 346-2828 Fax (856) 346-2882

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Airbee Wireless, Inc.
9400 Key West Avenue
Rockville, MD 20850-3322

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 16, 2007, relating to the financial statements of Airbee Wireless, Inc..which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

April 26, 2007

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
CENTER FOR AUDIT QUALITY (CAQ)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY